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                                                                 EXHIBIT 10.19.2

                                 LOAN AGREEMENT

     This Loan Agreement (this "AGREEMENT") is made as of May 30, 2000 (the "EFFECTIVE DATE"), by and between Exult, Inc., a Delaware Corporation (the "COMPANY") and Kevin M. Campbell ("CAMPBELL").

     A. The Company and Campbell have entered into that certain Executive Employment Agreement (as amended from time to time, the "EMPLOYMENT AGREEMENT") of even date herewith, pursuant to which Campbell is being employed by the Company.

     B. In connection with Campbell's employment with the Company, the Company desires to provide a loan to Campbell, and Campbell desires to accept such loan, on the terms set forth in this Agreement.

     Therefore, in consideration of the foregoing promises and the covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by the parties to this Agreement, the Company and Campbell agree as follows:

     1. MAXIMUM POTENTIAL BORROWING. Pursuant to the terms of this Agreement, the Company will make loan funds available to Campbell in the amount of One Million Dollars ($1,000,000) (the "BASE COMPONENT"), plus an additional amount equal to the brokerage commission, not in excess of 6% of the sales price, actually paid by Campbell in connection with the sale of his residence located in Atlanta, Georgia, less any portion thereof otherwise reimbursed to Campbell (the "BROKERAGE COMPONENT" and collectively with the Base Component, the "MAXIMUM POTENTIAL BORROWING" or "MPB").

     2. AVAILABLE FUNDS; DRAWS. The Base Component will become available for borrowing by Campbell in the amounts and on the dates as set forth in Schedule A attached hereto and incorporated herein by reference. The Brokerage Component will become available for borrowing by Campbell upon the closing of the sale of Campbell's residence located in Atlanta, Georgia, and payment by Campbell of the brokerage commission in connection therewith, provided that Campbell has provided reasonably adequate documentation verifying such amount. At such time that any portion of the MPB is made available by the Company pursuant to this
Section 2, such funds shall be "AVAILABLE FUNDS" for purposes hereof. Campbell may borrow any or all of the Available Funds from time to time in one or more installments (each such borrowing a "DRAW"), provided that Campbell complies with the terms and conditions of this Agreement.

     3. LOAN AMOUNT; INTEREST.

     (a) The "LOAN" under this Agreement will consist of all Draws together with interest accrued thereon as provided by this Agreement. The Loan shall be reduced from time to time by any amounts forgiven pursuant to Section 5 of this Agreement or any amounts repaid to the Company by or on behalf of Campbell, and increased from time to


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time by any additional Draws made by Campbell. Each Draw shall bear interest at the applicable federal rate ("AFR") in effect on the date such Draw is made, per annum (computed on the basis of a 360-day year of twelve 30-day months).

     (b) The Company shall maintain reasonably adequate records reflecting the balance of the Loan and all adjustments thereto as a result of additional Draws or forgiveness by the Company pursuant to this Agreement. Such records shall be dispositive of the amount of the Loan, absent manifest error. Campbell shall have the right to inspect such records upon reasonable notice to the Company.

     4. LIMITATIONS AND CONDITIONS TO DRAWS. Campbell may not draw any funds that are not Available Funds, and the aggregate amount of all Draws at any time may not exceed the total amount of the MPB that has become Available Funds as of that time. At any time that Campbell desires to draw Available Funds, Campbell must (i) be an employee in good standing with the Company at such time and be in compliance with the Company's written policies put in place by the Company from time to time (ii) provide at least five days' written notice as to the amount of Available Funds to be drawn. Campbell shall sign a receipt in a form reasonably satisfactory to the Company evidencing his receipt of each Draw.

     5. FORGIVENESS OF LOAN. Subject to the limitations in connection with the termination of Campbell's employment with the Company set forth in Section 6 below, Campbell' obligation to repay the Loan will be forgiven in four increments as of January 1, 2002, January 1, 2003, January 1, 2004, and January 1, 2005 (each a "FORGIVENESS DATE"). The amount of the Loan to be forgiven on each Forgiveness Date (each a "FORGIVENESS INCREMENT") will be the sum of (i) $250,000 (representing one-fourth of the Base Component); plus (ii) if the Brokerage Component has then become available, the amount of the Brokerage Component divided by the total number of remaining Forgiveness Dates (including the then-current Forgiveness Date); plus (iii) any interest accrued on the amounts listed in items (i) and (ii). On any Forgiveness Date, the Company shall forgive the portions of the Loan outstanding for the longest period of time first. If the Forgiveness Increment (less the interest component thereof) on any Forgiveness Date exceeds the aggregate of all Draws not yet repaid or forgiven immediately before forgiveness on that Forgiveness Date, then the next Draw or Draws up to an aggregate amount of such excess will be forgiven immediately upon draw.

     6. OBLIGATIONS IN CONNECTION WITH TERMINATION OF EMPLOYMENT.

     (a) If Campbell resigns his employment, or if his employment is terminated by the Company for cause, or upon his disability (as such terms are defined in the Employment Agreement), or upon his death, then (i) the Company will no longer be obligated to forgive any part of the Loan not yet forgiven at such time, (ii) Campbell may not make any further Draws and any rights Campbell has to receive any Available Funds not yet advanced shall be extinguished and of no further force and effect, and (iii) all amounts drawn and not previously forgiven, and accrued unpaid interest thereon, will be due and payable upon demand by the Company. Amounts previously forgiven will not become due.


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     (b) If Campbell's employment is terminated by the Company without cause, as such term is defined in the Employment Agreement, (i) all amounts drawn from Available Funds not previously forgiven by the Company and accrued unpaid interest thereon will be immediately forgiven by the Company and (ii) Campbell may not make any further Draws and any rights Campbell has to receive any Available Funds not yet advanced shall be extinguished and of no further force and effect.

     7. REPAYMENT. Campbell will have no obligation to repay the Loan except as set forth in Section 6. Campbell may repay in full or in part at any time and from time to time without premium or penalty, provided that all payments made hereunder will first be applied to any accrued and unpaid interest outstanding on the date of such payment.

     8. RECOURSE. Until repaid or forgiven, the Loan shall be full recourse to Campbell and his estate and Campbell shall be personally liable for all principal and interest that may become payable pursuant to this Agreement. The Company may (but will not be obligated to), without limiting other remedies, reduce any repayment obligation Campbell may incur by retaining amounts otherwise payable to Campbell or shares otherwise issuable to Campbell valued at fair market value on the date so issuable.

     9. TAXES. Campbell shall be responsible for, and shall pay in compliance with applicable law and without any assistance from the Company, all taxes that may become due and payable to any taxing authority as a result of or in connection with this Agreement or any transaction hereunder, including without limitation any forgiveness of the Loan. If the Company is required to withhold any amounts or to make any tax payments in respect of consideration provided by the Company, such amounts may be deducted from any salary, bonus, or other amounts otherwise payable by the Company to Campbell. Campbell has sought his own advice regarding this Agreement and its tax and other consequences, and acknowledges that the Company has not provided any tax or other advice or representations concerning this Agreement or the transactions hereunder.

     10. ASSIGNMENT. Campbell may not transfer this Agreement or assign his rights or obligations hereunder without the express written consent of the Company. Subject to the foregoing, the rights and obligations of Campbell and the Company under this Agreement shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     11. WAIVER. Diligence, presentment, protest, demand, dishonor, nonpayment, and notice of every kind are waived by all makers, sureties, guarantors, and endorsers of this Agreement, to the fullest extent permitted by applicable law. To the fullest extent permitted by law, the defense of the statute of limitations is waived by Campbell. Notwithstanding the foregoing, the waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any later breach of that provision.

     12. REMEDIES. No delay or omission on the part of the Company or Campbell in exercising any right or remedy under this Agreement or applicable law will operate as


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a waiver of such right or remedy or of any other right or remedy. No single or partial exercise of any power under this Agreement or applicable law will preclude other or further exercise thereof or the exercise of any other power. All rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

     13. AMENDMENT. No provision of this Agreement may be amended, waived or modified except by written agreement of Campbell and the Company, except that Campbell and any sureties or guarantors of this Note consent to all extensions without notice for any period or periods of time and to the acceptance of partial payments before or after maturity, and to the acceptance, release, and substitution of security, all without prejudice to the Company. The Company will have the right to deal in any way, at any time, with Campbell, or with any surety or guarantor hereof, without notice to any other party, and to grant any such party any extensions of time for payment of any of the indebtedness hereunder, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the liability of any such party.

     14. USURY. All agreements between Campbell and the Company are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, will the amount paid or agreed to be paid to the Company for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any other agreement or guaranty securing this Agreement, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then the obligation to be fulfilled will be reduced to the limit of such validity. Furthermore, if, from any circumstances whatsoever, the Company ever receives as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest will be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision controls every other provision of all agreements between Campbell and the Company.

     15. OTHER OBLIGATIONS. Performance under this Agreement is not intended and is not to be construed as an accord and satisfaction or other release or discharge of any obligations or indebtedness of Campbell to the Company not otherwise evidenced specifically.

     16. NOTICES. Any notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at


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the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight
(48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

         To the Company:   Exult, Inc.
                           4 Park Plaza, Suite 1000
                           Irvine, California  92614
                           Attention:  Chief Executive Officer
                           With a copy to:  General Counsel

         To Campbell:      Kevin Campbell
                           At his address of record as maintained in the Company's employment files

Any party may change its address for the purpose of receiving notices, demands and other communications by providing written notice to the other party in the manner described in this paragraph.

     17. GOVERNING DOCUMENTS. This Agreement and the Employment Agreement constitute the entire agreement and understanding of the Company and Campbell with respect to the subject matter hereof and supersedes all prior and contemporaneous written or verbal agreements and understandings between Campbell and the Company relating to such subject matter. This Agreement may only be amended by written instrument signed by Campbell and an authorized officer of the Company. Any and all prior agreements, understandings or representations relating to the transactions contemplated herein are terminated and cancelled in their entirety and are of no further force or effect.

     18. GOVERNING LAW; SEVERABILITY. The provisions of this Agreement will be construed and interpreted under the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. If any provision of this Agreement as applied to any party or to any circumstance is adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.


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     19. ARBITRATION. Any and all disputes that arise in connection with this
Agreement or the Loan shall be resolved through final and binding arbitration governed pursuant to the terms of Section 18 of the Employment Agreement, which are hereby incorporated herein by reference. CAMPBELL WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, AND ANY RIGHT CAMPBELL MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON-CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT HEREUNDER.

     20. COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the Effective Date.

                                      EXULT, INC.

_______________________________       By: ______________________________________

KEVIN CAMPBELL                        Name: ____________________________________

                                      Title: ___________________________________


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                                   SCHEDULE A

                                  LOAN SCHEDULE
                                 BASE COMPONENT

     The Company shall make the Base Component available to Campbell for draw in the following amounts at the following times:

Effective Date of Loan Agreement                        $200,000
June 1, 2000                                            $68,000
July 1, 2000                                            $45,000
August 1, 2000                                          $56,000
September 1, 2000                                       $56,000
October 1, 2000                                         $45,000
November 1, 2000                                        $45,000
December 1, 2000                                        $45,000
January 1, 2001                                         $56,000
February 1, 2001                                        $35,000
March 1, 2001                                           $45,000
April 1, 2001                                           $68,000
May 1, 2001                                             $35,000
June 1, 2001                                            $35,000
July 1, 2001                                            $35,000
August 1, 2001                                          $35,000
September 1, 2001                                       $35,000
October 1, 2001                                         $35,000
November 1, 2001                                        $26,000


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